UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2018 (January 3, 2018)
EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 599-5000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 3, 2018, the board of directors of the registrant elected Douglas J. Babb as a director. Mr. Babb has become a Class II director and will serve until the registrant’s 2019 annual meeting of stockholders. There are no arrangements or understandings between Mr. Babb and any other persons pursuant to which he was selected as a director.
Mr. Babb qualifies as an independent director under the rules of the NASDAQ.
There are no transactions involving the registrant and Mr. Babb that require disclosure under Item 404(a) of Regulation S-K.
Mr. Babb is being indemnified under the registrant’s standard director and officer indemnification agreement, a form of which was filed as Exhibit 10.27 to the registrant’s second amendment to its registration statement on Form S-1, registration number 333-197001, filed on July 22, 2014. Directors and officers are also indemnified under the registrant’s amended and restated certificate of incorporation and amended and restated by-laws. Additionally, for his service as a director, Mr. Babb will receive the same compensation as is received by the other independent directors of the registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)
Date: January 8, 2018

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer